Exhibit 99.1
Pure Storage Names Dominick Delfino as Chief Revenue Officer and
Announces Preliminary Third Quarter Revenue

Pure expects total revenue for Q3 to be approximately $410 million

MOUNTAIN VIEW, Calif. – November 4, 2020 — Today Pure Storage (NYSE: PSTG), the IT pioneer that delivers storage as-a-service in a multi-cloud world, announces Dominick Delfino as Chief Revenue Officer (CRO) and Global Head of Sales, effective immediately. Delfino will report to Chairman and CEO, Charles Giancarlo. The company is also announcing preliminary total revenue for Q3 FY21.

One of the industry’s foremost software sales leaders, Delfino has a long tenure of championing and motivating high-performing teams, culminating in his most recent role leading the Americas sales team at VMware.

“Dominick joins Pure at a pivotal moment in our growth as we expand our industry-leading data services for both traditional and cloud-native applications and containers, delivered with our Evergreen model and Pure as-a-Service subscription services,” said Charles Giancarlo, Chairman and CEO, Pure Storage. “He brings a deep understanding and appreciation for where our customers are going, and we are confident in his ability to grow and lead the industry’s best sales operation. I am also pleased with our preliminary Q3 financial results and look forward to sharing more details later this month.”

Bringing his proven ability and success in as-a-Service business models to Pure, Delfino will focus on accelerating growth in new and existing markets. He will also be responsible for defining new, differentiated go-to-market strategies and delivering on the company’s sales performance goals.

“Pure has an enviable reputation in the market of being customer obsessed and I could not be more elated to join the team,” said Delfino. “Pure provides an unrivaled experience and helps customers make their ambitions a reality. I see tremendous opportunity to advance and expand the business.”

Delfino has more than 20 years of experience leading global software and hardware sales and systems engineering teams. He joined VMware in 2014 and held global sales leadership positions including VMware’s Software Defined Data Center. In this role, Delfino was successful in taking VMware NSX from an incubation project into the mainstream. He most recently served as Senior Vice President and General Manager for all VMware sales in the Americas.
Having helped recruit and establish Delfino as CRO, Chief Operating Officer Paul Mountford has decided to step down from his role and leave Pure at the end of the fiscal year. “I thank Paul for his significant contributions, his partnership, his leadership, and for his ongoing assistance in a smooth transition,” said Giancarlo.

Q3 FY21 Preliminary Revenue Pure expects total revenue for the third quarter to be approximately $410 million. Financial results for Q3 FY21 will be shared during the upcoming earnings call on Tuesday, November 24 at 2:00 p.m. PT.

Exhibit 99.1
About Pure Storage
Pure Storage (NYSE: PSTG) gives technologists their time back. Pure delivers a modern data experience that empowers organizations to run their operations as a true, automated, storage as-a-service model seamlessly across multiple clouds. One of the fastest-growing enterprise IT companies in history, Pure helps customers put data to use while reducing the complexity and expense of managing the infrastructure behind it. And with a certified customer satisfaction score in the top one percent of B2B companies, Pure's ever-expanding list of customers are among the happiest in the world.

Pure Storage, the "P" Logo, Evergreen, FlashArray, FlashBlade, Pure1 and Pure as-a-Service are trademarks or registered trademarks of Pure Storage. All other trademarks or names referenced in this document are the property of their respective owners.

Forward-Looking Statements
This release contains forward-looking statements including, among other things, statements relating to expectations regarding financial results for the fiscal third quarter ended November 1, 2020. The words "believe," "may," "will," "plan," "expect," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to, risks described in our filings with the Securities and Exchange Commission (SEC), including future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations.

Analyst Recognition
Pure Storage has been named a Leader in the 2019 Gartner Magic Quadrant for Primary Storage.

Press Contact:
Rena Fallstrom
pr@purestorage.com

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